Exhibit 5.1

[Letterhead of Richards, Layton & Finger, P.A.]

July 26, 2021

ROX Financial LP

250 Greenwich Street, 10th Floor

New York, New York 10007

Re: ROX Financial LP

Ladies and Gentlemen:

We have acted as special Delaware counsel for ROX Financial LP, a Delaware limited partnership (the “Partnership”), and Series A, a protected series of limited partner interests in the Partnership (“Series A”) within the meaning of Section 17-218 of the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101, et seq. (the “LP Act”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of copies the following:

(a) The Certificate of Limited Partnership of the Partnership, dated as of January 15, 2020 (the “Partnership Certificate”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on January 15, 2020;

(b) The Agreement of Limited Partnership of the Partnership, dated as of January 15, 2020;

(c) The Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 19, 2020;

(d) The Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 16, 2021 (the “Partnership Agreement”);

(e) The Amended and Restated Series Designation of Series A of ROX Financial LP, dated July 16, 2021 (the “Series Designation”);

(f) The Pre-Effective Amendment No. 1 to the Registration Statement (the “Registration Statement”) on Form S-11, filed by the Partnership with the Securities and Exchange Commission on July 26, 2021, including a prospectus relating to, inter alia, the registration of the issuance and sale of up to 9,487,500 limited partner interests in the Partnership associated with Series A (each, a “Share” and collectively, the “Shares”), including up to 1,237,500 Shares that the underwriters in the underwritten public offering of Shares covered by the Registration Statement have the option to purchase;

(g) The form of Underwriting Agreement relating to the sale of the Shares (the “Underwriting Agreement”), to be executed by the Partnership, Series A, ROX Financial GP LLC and RPS Securities LLC, and accepted and agreed to by UBS Securities LLC and RBC Capital Markets, LLC, on behalf of themselves and as representatives of the other underwriters named in Schedule A thereto; and

(h) A Certificate of Good Standing for the Partnership, dated July 21, 2021, obtained from the Secretary of State.

Capitalized terms used herein and not otherwise defined are used as defined in the Partnership Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (h) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

ROX Financial LP

July 22, 2021

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as copies conform with the original copies of those documents, and (iii) all documents submitted to us as forms will not vary from the applicable form in any respect material to the opinions set forth herein.

For purposes of this opinion, we have assumed (i) that the Partnership Certificate, the Partnership Agreement and the Series Designation are in full force and effect, have not been amended and no amendment of such documents is pending or has been proposed, (ii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (iii) that the Partnership has not dissolved, Series A has not terminated, and there are no proceedings pending or contemplated for the merger, consolidation, conversion, dissolution, division, liquidation, winding up or termination of the Partnership or Series A, (iv) except to the extent provided in paragraph 1 below, the due organization, due establishment or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, establishment or formation and the legal capacity of natural persons who are signatories to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vii) that each Person acquiring Shares pursuant to the Underwriting Agreement (each, a “Shareholder”) will pay to the Partnership the full consideration due from it for its Shares under the Underwriting Agreement, (viii) that the books and records of the Partnership set forth all information required by the Partnership Agreement and the LP Act, including all information with respect to all Persons to be admitted as Shareholders and their contributions to the Partnership, (ix) that the Shares are issued and sold to each Shareholder in accordance with the Partnership Agreement, the Underwriting Agreement and the Series Designation, and (x) that the Partnership’s records maintained for each series of the Partnership (including Series A) have, at all times, and will, at all times, account for the assets associated with such series separately from the other assets of the Partnership (if any) or the assets of any other series of the Partnership. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware that are currently in effect (excluding the securities laws, tax laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the LP Act.

2. The Shares will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable limited partner interests in the Partnership associated with Series A.

3. Assuming that a Shareholder, as a limited partner of the Partnership associated with Series A, does not participate in the control of the business of the Partnership or Series A, such Shareholder, as a limited partner of the Partnership associated with Series A, will have no liability in excess of its obligations to make payments provided for in the Partnership Agreement and its share of the Partnership’s or Series A’s assets and undistributed profits (subject to the obligation of a limited partner of the Partnership associated with Series A to repay any funds wrongfully distributed to it).

4. There are no provisions in the Partnership Agreement the inclusion of which, subject to the terms and conditions therein, or, assuming that a Shareholder, as a limited partner of the Partnership, takes no action other than actions permitted by the Partnership Agreement, the exercise of which, in accordance with the terms and conditions therein, would cause the Shareholder, as a limited partner of the Partnership, to be deemed to be participating in the control of the business of the Partnership or Series A.

With respect to the opinions set forth in paragraphs 3 and 4 above, the term “Shareholder” does not include a Person who is or was a general partner of the Partnership associated with Series A.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.